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Exhibit 4.4

TRUST AGREEMENT

        THIS TRUST AGREEMENT, dated as of January 15, 2003, between GMAC ELF LLC, a Delaware limited liability company, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, which is acting hereunder not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee"). Sponsor and the Delaware Trustee hereby agree as follows:

1.
Creation of Trust.

        (a)  The trust created hereby shall be known as "GMAC Education Loan Funding Trust-I".

        (b)  The Sponsor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10.00. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. and that this Trust Agreement constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

        (c)  The Delaware Trustee is authorized and directed to enter into a power of attorney in favor of the Sponsor substantially in the form attached hereto as Exhibit B and such other documents and take such other action as the Sponsor specifically directs in written instructions delivered to the Delaware Trustee; provided, however, the Delaware Trustee shall not be required to take any action if the Delaware Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Delaware Trustee is a party.

        (d)  The Trust hereby is authorized and directed to take, or cause to be taken, all actions deemed necessary or appropriate by the Sponsor in connection with a proposed public offering, issuance and sale of securities to be issued by the Trust, including, without limitation (i) the preparation, execution, delivery and filing with the Securities and Exchange Commission of a registration statement for the securities and any and all pre-effective and post-effective amendments to the registration statement and applications or other appropriate requests for qualification of the securities and amendments thereto under applicable State Blue Sky Laws and (ii) filing, providing or authorizing the filing or provision of such other documents and information with the National Association of Securities Dealers, Inc and all other governmental, regulatory and rating agencies as deemed necessary or appropriate by the Sponsor in connection with such offer, issuance and sale. The Trust hereby authorizes and directs the Sponsor to take such actions on behalf of the Trust pursuant to the power of attorney attached as Exhibit B hereto. The foregoing authorizations and directions shall not limit or restrict in any manner the business or activities or the execution of other documents by the Trust that may now or hereafter be permitted or provided by the Act.

        2.    The Sponsor and the Delaware Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise expressly provided pursuant to Section 1 of this Trust Agreement and as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise with respect to the Trust.

        3.    The Delaware Trustee may resign upon thirty days prior notice to the Sponsor. If no successor has been appointed within such thirty day period, the Delaware Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

        4.    GMAC Commercial Holding Capital Corp. ("GMAC") shall indemnify, defend and hold harmless the Delaware Trustee in its individual capacity and any of its respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under this Agreement, by entering into a power of attorney in favor of the Sponsor substantially in the form attached hereto as Exhibit B and any other documents it may enter and for any other action the Sponsor specifically directs in written instructions delivered to the Delaware Trustee. The Delaware Trustee shall notify the GMAC promptly of any claim for which it may seek indemnity. Failure by the Delaware Trustee to so notify GMAC shall not relieve GMAC of its obligations. GMAC shall defend the claim and it shall not be liable for the legal fees and expenses of the Delaware Trustee after it has assumed such defense. GMAC need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Delaware Trustee through the Delaware Trustee's own willful misconduct, gross negligence or bad faith. The obligations of GMAC under this Section 4 shall survive the termination of this Agreement or the resignation or removal of the Delaware Trustee.

        5.    Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust not in its individual capacity but solely in its capacity as Delaware Trustee and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust.

        6.    This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

        7.    This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

        8.    This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY as Delaware Trustee
By:	/s/ PATRICIA A. EVANS Name: Patricia A. Evans Title: Assistant Vice President
GMAC ELF LLC as Sponsor
By:	/s/ RONALD W. PAGE Ronald W. Page Vice President

Agreed to and accepted by:

GMAC COMMERCIAL HOLDING CAPITAL CORP.
By:	/s/ DAVID CHEUNG David Cheung Vice President

Exhibit A

CERTIFICATE OF TRUST OF
GMAC EDUCATION LOAN FUNDING TRUST-I

        THIS Certificate of Trust of GMAC Education Loan Funding Trust-I (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the "Act").

        1.    Name. The name of the statutory trust formed hereby is GMAC Education Loan Funding Trust-I.

        2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

        3.    Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY as Delaware Trustee
By:	Name: Title:

Exhibit B

POWER OF ATTORNEY

        BE IT KNOWN that the undersigned, Wilmington Trust Company, not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee") of GMAC Education Loan Funding Trust-I, a Delaware statutory trust (the "Trust") created under the Trust Agreement, dated as of January 14, 2003, between GMAC ELF LLC, as sponsor (the "Sponsor"), and the Delaware Trustee, does hereby nominate, constitute and appoint the Sponsor, and its agents and attorneys, as its true and lawful representatives and attorneys-in-fact, with full power and authority in its name, place and stead to prepare, negotiate, make, execute, sign, acknowledge, swear to, file and deliver on behalf of the Trust any and all documents, reports, filings, instruments, certificates and opinions as shall be appropriate or necessary in connection with the conduct of its business and activities, and to take all actions necessary or appropriate in connection therewith, all as determined by the Sponsor.

        The rights, powers, and authority of the Sponsor, as granted by this instrument, shall commence and be in full force and effect as of the date of this Power of Attorney, and shall remain in full force and effect until the purposes of this appointment and authorization be accomplished, or until the Delaware Trustee gives notice that such rights, powers and authority are terminated, whichever shall earlier occur.

        This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee, intending to be legally bound hereby, has duly executed this instrument.

        Dated as of January 15, 2003.

Wilmington Trust Company not in its individual capacity but solely as Delaware Trustee of GMAC Education Loan Funding Trust-I
By:	Name: Title:

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TRUST AGREEMENT
CERTIFICATE OF TRUST OF GMAC EDUCATION LOAN FUNDING TRUST-I
POWER OF ATTORNEY